Schedule for Computation      Initial
of Fund Performance Data      Invest of:   $1,000
                              Offering
Star International Eq.        Price/
                              Share=       $10.15
Return Since Inception
  ending 3/31/98              NAV=         $10.00

FYE:  November 30
                                           Begin                          Capital   Reinvest
DECLARED: ANNUALLY            Reinvest     Period           Dividend      Gain      Price
PAID:  ANNUALLY               Dates        Shares           /Share        /Share    /Share
                              12/30/97     98.522           0.043000000   0.00000   $9.94







$1,000 (1+T) =                End Value
T =                           9.63%
